                                                        Exhibit 99-A(3)(b)

Variable Contract Supplement -- Agent

(a) GENERAL. This supplement is a part of your Agent's Contract to which it is attached and is subject to all its terms, definitions and conditions. This supplement describes both the compensation we will provide on your variable contract business and your responsibilities with respect to the solicitation, sale or distribution of these contracts for us.

(b)  DEFINITIONS.  Whenever we use the following words this is what we mean:

VARIABLE ANNUITY BUSINESS. All variable annuities, which are registered, contain identifiable sales charges and have contract values varying with the investments in a separate account, which we issue on applications you obtain. This does not include group or fixed annuities.

VARIABLE ADJUSTABLE LIFE BUSINESS. The Variable Adjustable Life insurance policies (including VAL, VAL '95 and VAL-SD) which we may issue on applications you obtain. This does not include group or fixed annuities.

VARIABLE CONTRACTS. Variable annuity business and variable adjustable life business.

ANNUITIZATION BUSINESS. The election of an annuity payment option which you initiate for a deferred annuity (except for Policy Form 87-9154).

EARNED PREMIUM AND CONTRIBUTIONS. Money which we have received in our home office and applied to pay the premiums due or contributions on Variable contract business.

FIRST-YEAR PREMIUMS AND CONTRIBUTIONS. Premiums due or contributions paid on a policy during the first policy year.

FIRST-YEAR COMMISSIONS. Commissions on earned first-year premiums or contributions.

PRODUCTION BONUS. An amount credited on first-year premiums paid on your Variable Adjustable Life Business.

RENEWAL PREMIUMS. A continuous stream of premiums or contributions established at the time of sale.

RENEWAL COMMISSIONS. Commissions on earned renewal premiums or contributions during the second through the tenth policy year.

TRAILING COMMISSIONS. Commissions on Qualifying Accumulation Values at the end of each calendar quarter.

QUALITY BONUS. An amount credited on each renewal premium paid on your VAL and VAL '95 business in the second and third policy years.


F. 36071 Rev. 1-95

SERVICE FEES. The amount credited on each renewal premium paid on your Variable Adjustable Life business and amount credited on each renewal contribution paid on Variable Annuity business after the tenth policy year.

(c) LICENSES. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts as a life insurance salesman for us in the jurisdictions in which you do business.

(d) BROKER-DEALER. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts for us and which are required because of your status as a registered representative of the broker-dealer authorized to distribute the variable contracts as our agent. You will also contract with the broker-dealer, such contract to govern your conduct and undertakings with respect to the sale of our variable contracts.

(e) THIS AGREEMENT. For all purposes under this supplement, we will consider the variable contracts to be our products.

(f)  COMMISSIONS ON VARIABLE CONTRACTS:

   (1)    FIRST-YEAR COMMISSIONS.

      Commissions are a percentage of earned first-year premiums and contributions.

                  KIND OF POLICY          RATE OF COMMISSION
                  --------------          ------------------
                 *VAL and VAL '95                50%

                      *VAL-SD                    40%

             Variable Annuity Business
            (Forms 92-9283 and 92-9284)           3%

            MultiOption Select Variable
          Annuity Business (Form 94-9307)


F. 36071 Rev. 1-95


                                Contribution Amount         Rate of Commissions
                                -------------------         -------------------
                                    $25 -  499,999                 3.00%
                               $500,000 -  749,999                 2.75%
                               $750,000 -  999,999                 2.50%
                             $1,000,000 -1,499,999                 2.25%
                             $1,500,000 -1,999,999                 2.00%
                             $2,000,000 -2,499,999                 1.75%
                             $2,500,000 -2,999,999                 1.50%
                             $3,000,000 -3,999,999                 1.25%
                           $400,000,000 -4,000,000                 1.00%
                                  $5,000,000+                    MegAnnuity

             *Target Premium Definition -- first-year commission rate applies to premium up to whole life plan of insurance. Premiums in excess will receive a 4% first-year commission rate on VAL and VAL '95, and a 2% first-year commission on VAL-SD.

      First-year commissions are vested and will be credited to you as they become due.

(2)   RENEWAL COMMISSIONS.

      Renewal commissions are percentages of earned renewal premiums and contributions during the second through tenth policy year.

                                          RATE OF COMMISSIONS
                                          -------------------
                                          SECOND POLICY YEAR
                  KIND OF POLICY       THROUGH TENTH POLICY YEAR
                  --------------       -------------------------
                  VAL and VAL '95                 4%

                      VAL-SD                      3%

             Variable Annuity Business
            (Forms 92-9283 and 92-9284)           3%

            MultiOption Select Variable
          Annuity Business (Form 94-9307)


F. 36071 Rev. 1-95


                                Contribution Amount         Rate of Commissions
                                -------------------         -------------------
                                    $25 -  499,999                 3.00%
                               $500,000 -  749,999                 2.75%
                               $750,000 -  999,999                 2.50%
                             $1,000,000 -1,499,999                 2.25%
                             $1,500,000 -1,999,999                 2.00%
                             $2,000,000 -2,499,999                 1.75%
                             $2,500,000 -2,999,999                 1.50%
                             $3,000,000 -3,999,999                 1.25%
                           $400,000,000 -4,000,000                 1.00%
                                  $5,000,000+                    MegAnnuity

      "Renewal commissions will be vested as described in Section 7(d) of the Agent's contract."

(3)  TRAILING COMMISSIONS ON VARIABLE ANNUITY BUSINESS

     (i)  MULTIOPTION ANNUITIES (POLICY FORMS 92-9283, 92-9284 AND 94-9307)

          Trailing commissions are payable in an amount equal to .03125% of Qualifying Accumulation Values at the end of each calendar quarter (.125% annually); provided, that such trailing commissions will not be paid unless the aggregate of all Qualifying Accumulation Values, as of the end of the quarter for which such trailing commissions are determined, is at least:


                AGGREGATE VALUE OF       FOR CALENDAR QUARTERS
          QUALIFYING ACCUMULATION VALUES       ENDING IN
          ------------------------------       ---------
                  $  70,000                      1994
                     80,000                      1995
                     90,000                      1996
                    100,000                 1997 and later

          "Qualifying Accumulation Values" means, with respect to each MultiOption annuity contract included in your Variable Annuity Business, all separate account accumulation values held under such contract; provided, that the separate account accumulation values held under any contract shall not be Qualifying Accumulation Values unless such separate account accumulation values are at least:

                       SINGLE PREMIUM CONTRACTS
                       ------------------------
                                $10,000


F. 36071 Rev. 1-95

                      FLEXIBLE PAYMENT CONTRACTS
                      --------------------------
                     $15,000 in contract years 1-5
                    $25,000 in contract years 6-10
                $35,000 in contract years 11 and later

          Trailing commissions will be calculated and paid one month following the end of each quarter. No trailing commissions will be paid after your Agency relationship has been terminated.

   (ii)   MEGANNUITY (POLICY FORM 87-9154)

          Trailing commissions are payable in an amount equal to .05% of accumulation values in excess of $5 million, as of the end of each calendar quarter (.20% annually), held under MegAnnuity contracts included in your Variable Annuity Business.

          Trailing commissions will be calculated and paid one month following the end of each quarter. No trailing commissions will be paid after your Agency relationship has been terminated.

(g) COMMISSIONS ON ANNUITIZATION BUSINESS. We agree to credit to you commissions on your annuitization business if the values have been held by us in a deferred annuity for at least five years. If those values have been held by us in a deferred annuity for more than five but less than ten years, we will credit to you 1.5% of those values. If the values have been held by us in a deferred annuity for more than ten years, we will credit to you an amount equal to 3% of those values. In calculating this commission, any new contributions made within the last two years will not be considered.

(h) COMMISSIONS ADJUSTMENT. We reserve the right to refund any purchase payments credited to our General Account under a variable contract. If we do make such a refund, we will charge you with the amount of any commission previously paid on the refunded payment. All charges thus made will be a debt which you owe us and will become a first lien against any and all amount due you; we may offset this debt against any amount which we would otherwise credit to you under the Agent's contract.

(i) PRODUCTION BONUS. We will credit you with a production bonus on first-year earned commissions, which you earn on Variable Adjustable Life. We will calculate the production bonus according to the schedule shown in the Contract Update.

(j) QUALITY BONUS. We will credit you with a quality bonus for each renewal premium paid on your VAL and VAL '95 business in the second and third policy years. We will calculate the quality bonus according to the schedule shown in the Contract Update.

(k) SERVICE FEES. We will credit you with a service fee for each renewal premium paid on your Variable Adjustable Life business for the second and later policy years. The amount of the service fee is shown in the Contract Update for life renewal premiums. We will credit you with a service


F. 36071 Rev. 1-95
fee for each renewal contribution paid on your Variable Annuity business (except for Policy Form 87-9154), for the eleventh and later policy years. The amount of service fee is 3% of the renewal contribution. For MultiOption Select Variable Annuity, the service fee is paid on the following schedule:


                     Contribution Amount          Rate of Service Fees
                     -------------------          --------------------

                          $25 -  499,999                 3.00%
                     $500,000 -  749,999                 2.75%
                     $750,000 -  999,999                 2.50%
                   $1,000,000 -1,499,999                 2.25%
                   $1,500,000 -1,999,999                 2.00%
                   $2,000,000 -2,499,999                 1.75%
                   $2,500,000 -2,999,999                 1.50%
                   $3,000,000 -3,999,999                 1.25%
                 $400,000,000 -4,000,000                 1.00%
                        $5,000,000+                    MegAnnuity

(l) All provisions of Sections 6-10 of the Agent's contract will apply where applicable to any compensation payable under this supplement.

(m) MINIMUM PRODUCTION REQUIREMENTS. In determining whether you have satisfied the minimum production requirements shown in the Contract Update, we will give you credit for your Variable Annuity business and Variable Adjustable Life business. The credit will be equal to 100% of commissions credited on your Variable Adjustable Life and Variable Annuity business.

(n) TERMINATION OF THIS SUPPLEMENT. We reserve the right to modify or terminate this supplement at any time; however, any such modification or termination will be made uniformly among all of our agencies of the same class or as required by law or other competent authority.


F. 36071 Rev. 1-95

(o) EFFECTIVE DATE. This supplement shall become effective as of the date shown below.

Executed this _____ day of _________________, 19___

______________________________
Agent's Signature

______________________________
General Agent's Signature

The Minnesota Mutual Life Insurance Company

By____________________________
    Authorized Officer

                    Minnesota Mutual
                    The Minnesota Mutual Life Insurance Company
                    400 Robert Street North
                    St. Paul, MN  55101-2098

F. 36071 Rev. 1-95

Variable Contract Supplement -- General Agent

(a) GENERAL. This supplement is a part of your General Agent's Contract to which it is attached and is subject to all its terms, definitions and conditions. This supplement describes both the compensation we will provide on your variable contract business and your responsibilities with respect to the solicitation, sale or distribution of these contracts for us.

(b)  DEFINITIONS.  Whenever we use the following words this is what we mean:

PERSONAL VARIABLE ANNUITY BUSINESS. All variable annuities, which are registered, contain identifiable sales charges and have contract values varying with the investments in a separate account, which we issue on applications you obtain. This does not include group or fixed annuities.

PERSONAL VARIABLE ADJUSTABLE LIFE BUSINESS. Variable Adjustable Life insurance policies (including VAL, VAL '95 and VAL-SD) which we may issue on applications you obtain. This does not include group or fixed annuities.

PERSONAL ANNUITIZATION BUSINESS. The election of an annuity payment option which you initiate for a deferred annuity (except for Policy Form 87-9154).

AGENCY VARIABLE ANNUITY BUSINESS. All variable annuities which are registered, contain identifiable sales charges and have contract values varying with the investments in a separate account, which we issue on applications you or your agents obtain. This does not include group or fixed annuities.

AGENCY VARIABLE ADJUSTABLE LIFE BUSINESS. Variable Adjustable Life insurance policies (including VAL, VAL '95 and VAL-SD) which we may issue on applications you and your agents obtain. This does not include group or fixed annuities.

AGENCY ANNUITIZATION BUSINESS. The election of any annuity payment option which you or one of your agents initiate for a deferred annuity (except for Policy Form 87-9154).

EARNED PREMIUM. Money which we have received in our home office and applied to pay the premiums due on variable contract business.

FIRST-YEAR PREMIUMS.  Premiums due on a policy during the first policy year.

FIRST-YEAR COMMISSIONS.  Commissions on earned first-year premiums.

PRODUCTION BONUS. An amount credited on first-year premiums paid on your Agency Variable Annuity and Agency Variable Adjustable Life Business.

RENEWAL PREMIUM.  Premiums due on a policy after the first policy year.


F. 36072 Rev. 1/94

RENEWAL COMMISSIONS. Commissions on earned renewal premiums during the second through the tenth policy year.

TRAILING COMMISSIONS. Commissions on Qualifying Accumulation Values at the end of each calendar quarter.

QUALITY BONUS. An amount credited on each renewal premium paid on your personal and agency VAL and VAL '95 business in the second and third policy years.

SERVICE FEES. The amount credited on each renewal premium paid on your Variable Adjustable Life business and amount credited on each renewal premium paid on Variable Annuity business after the tenth policy year.

VARIABLE CONTRACTS. Personal and agency variable annuity business and personal and agency variable adjustable life business.

(c) LICENSES. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts as a life insurance salesman for us in the jurisdictions in which you do business.

(d) BROKER-DEALER. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts for us and which are required because of your status as a registered representative of the broker-dealer authorized to distribute the variable contracts as our agent. You will also contract with the broker-dealer, such contract to govern your conduct and undertakings with respect to the sale of our variable contracts.

(e) THIS AGREEMENT. For all purposes under this supplement, we will consider the variable contracts to be our products.

(f)  COMMISSIONS ON VARIABLE CONTRACTS.

   (1)    FIRST-YEAR COMMISSIONS.

          Commissions are a percentage of earned first-year premiums on your personal business.

                  KIND OF POLICY                   RATE OF COMMISSION
                  --------------                   ------------------
             *Personal VAL and VAL '95                     50%

             *Personal VAL-SD                              40%

             Personal Variable Annuity Business
                 (Forms 84-9091 and 84-9092)                3%

             *Target Premium Definition -- first-year commission rate applies to premium up to whole life plan of insurance. Premiums in excess will receive a 4%


F. 36072 Rev. 1/94
             first-year commission rate on VAL and VAL '95, and a 2% first-year commission on VAL-SD.

      First-year commissions are vested and will be credited to you as they become due.

   (2)    RENEWAL COMMISSIONS.

               Renewal commissions are percentages of earned renewal premiums during the second through tenth policy years on your personal business.

                                              RATE OF COMMISSION
                                              ------------------


                                              SECOND POLICY YEAR
                  KIND OF POLICY           THROUGH TENTH POLICY YEAR
                  --------------           -------------------------

             Personal VAL and VAL '95                 4%

                  Personal VAL-SD                     3%

        Personal Variable Annuity Business
            (Forms 84-9091 and 84-9092)               3%

               Renewal commissions will be vested as described in Section 7(d) of the General Agent's contract.

(3)   TRAILING COMMISSIONS ON PERSONAL VARIABLE ANNUITY BUSINESS

     (i)  MULTIOPTION ANNUITIES (POLICY FORMS 84-9091 AND 84-9092)

          Trailing commissions are payable in an amount equal to .03125% of Qualifying Accumulation Values at the end of each calendar quarter (.125% annually); provided, that such trailing commissions will not be paid unless the aggregate of all Qualifying Accumulation Values, as of the end of the quarter for which such trailing commissions are determined, is at least:

                AGGREGATE VALUE OF       FOR CALENDAR QUARTERS
          QUALIFYING ACCUMULATION VALUES       ENDING IN
          ------------------------------       ---------
                  $  60,000                      1993
                     70,000                      1994
                     80,000                      1995
                     90,000                      1996
                    100,000                 1997 and later

          "Qualifying Accumulation Values" means, with respect to each MultiOption annuity contract included in your Personal Variable Annuity Business, all separate


F. 36072 Rev. 1/94
          account accumulation values held under such contract; provided, that the separate account accumulation values held under any contract shall not be Qualifying Accumulation Values unless such separate account accumulation values are at least:

                       SINGLE PREMIUM CONTRACTS
                       ------------------------
                                $10,000

                      FLEXIBLE PAYMENT CONTRACTS
                      --------------------------
                     $15,000 in contract years 1-5
                    $25,000 in contract years 6-10
                $35,000 in contract years 11 and later

          Trailing commissions will be paid during the month following the end of each quarter. No trailing commissions will be paid after your General Agency relationship has been terminated.

   (ii)   MEGANNUITY (POLICY FORM 87-9154)

          Trailing commissions are payable in an amount equal to .05% of accumulation values in excess of $5 million, as of the end of each calendar quarter (.20% annually), held under MegAnnuity contracts included in your agents' Variable Annuity Business. Your margin is 50% of those trailing commissions.

          Trailing commissions will be paid during the month following the end of each quarter. No trailing commissions will be paid after your General Agency relationship has been terminated.

(g) COMMISSIONS ON PERSONAL ANNUITIZATION BUSINESS. We agree to credit to you a one-time commission on your personal annuitization business if the values have been held by us in a deferred annuity for at least five years. If those values have been held by us in a deferred annuity for more than five but less than ten years, we will credit to you 1.5% of those values. If the values have been held by us in a deferred annuity for more than ten years, we will credit to you an amount equal to 3% of those values.

(h) MARGINS AND EXPENSE ALLOWANCE ON VARIABLE CONTRACTS. We agree to credit you with margins and an expense allowance on certain of your agency Variable Annuity (except for Policy Form 87-9154) and all Variable Adjustable Life insurance business.

For all Variable Adjustable Life business written by you and your agents, we will calculate the first-year margins according to the schedule in the Contract Update. For Variable Annuity Contracts written by you and your agents, we will credit to you first-year margins in an amount equal to 50% of all earned first-year commissions.

On VAL and VAL '95 business, on the second through the tenth policy years, we will credit to you renewal margins in an amount equal to 1 1/2% and an expense allowance equal to 1 1/2% of


F. 36072 Rev. 1/94
the earned renewal premiums credited to your agency. For VAL-SD, the renewal margins and expense allowance will each equal 1%. On Variable Annuity business we will credit to you as renewal margins an amount equal to 50% of the earned renewal commissions credited to your agency.

First-year and renewal margins are vested and will be credited to you as they become due. The vesting of renewal margins will be as stated in Section 8 of the General Agent's Contract; however, renewal margins for Flexible Payment Variable Annuity business will be vested at 25% of those earned renewal commissions. No expense allowance will be credited after your General Agency relationship has been terminated.

Trailing margins will be credited to you for each MultiOption annuity contract (Policy Forms 84-9091 and 84-9092) on which a trailing commission is paid to you or your agents (the "Trailing Commission Contracts"), in an amount equal to 100% of such trailing commissions; provided, that such trailing margins will not be credited unless the aggregate separate account accumulation values held under the Trailing Commission Contracts, as of the end of the quarter for which such trailing margins are determined, is at least:

                AGGREGATE VALUE OF              FOR CALENDAR QUARTERS
       SEPARATE ACCOUNT ACCUMULATION VALUES           ENDING IN
       ------------------------------------           ---------

                $   600,000                             1993
                    700,000                             1994
                    800,000                             1995
                    900,000                             1996
                  1,000,000                        1997 and later

Trailing margins will also be credited to you for each MegAnnuity contract (Policy Form 87-9154) on which a trailing commission is paid to you or your agents in an amount equal to 50% of such trailing commissions.

No trailing margins will be paid after your General Agency relationship has been terminated.

(i) MARGINS ON AGENCY ANNUITIZATION BUSINESS. We agree to credit you with a one-time margin on your agency annuitization business in an amount equal to 50% of all commissions paid on your agency annuitization business. They will be credited to you as long as you or one of your agents is the agent of record.

(j) COMMISSION AND MARGIN ADJUSTMENT. We reserve the right to refund any purchase payments credited to our General Account under a variable contract. If we do make such a refund, we will charge you with the amount of any commission or any margin previously paid on the refunded payment. All charges thus made will be a debt which you owe us and will become a first lien against any and all amounts due you; we may offset this debt against any amount which we would otherwise credit to you under the General Agent's contract.


F. 36072 Rev. 1/94

(k) PRODUCTION BONUS. We will credit you with a production bonus on first-year earned commissions, which you and your agents earn on Flexible Payment Variable Annuities (except for Policy Form 87-9154) and Variable Adjustable Life. No production bonus will be paid on commissions for Single Payment Variable Annuities, or annuitization business. We will calculate the production bonus according to the schedule shown in the Contract Update.

(l) QUALITY BONUS. We will credit you with a quality bonus for each renewal premium paid on your personal and agency VAL and VAL '95 business in the second and third policy years. We will calculate the quality bonus according to the schedule shown in the Contract Update.

(m)   SERVICE FEES.

     (1) On agency business, we will credit you with a service fee for each renewal premium paid on your Variable Adjustable Life and Variable Annuity business (except for Policy Form 87-9154) for the eleventh and later policy years. The amount of the service fee payment on Variable Adjustable Life business is as shown in the Contract Update on your agency business. The amount of service fee payment on Variable Annuity business is 1.5% of renewal premiums paid.

     (2) On your personal business, we will credit you with a service fee for each renewal premium paid on your Variable Adjustable Life business for the second and later policy years. The amount of the service fee payment is as shown in the Contract Update for life-earned renewal premiums on your personal business. We will credit you with a service fee for each renewal premium paid on your Variable Annuity business (except for Policy Form 87-9154) for the eleventh and later years.
          The amount of service fee payment is 3% of renewal premiums paid.

(n) All provisions of Sections 6-10 and 12 of the General Agent's contract will apply where applicable to any compensation payable under this supplement.

(o) MINIMUM PRODUCTION REQUIREMENTS. In determining whether you have satisfied the minimum production requirements shown in the Contract Update, we will give you credit for your Variable Annuity business and Variable Adjustable Life business. The credit will be equal to 100% of commission credited on your Variable Adjustable Life and Variable Annuity business.

(p) TERMINATION OF THIS SUPPLEMENT. We reserve the right to modify or terminate this supplement at any time; however, any such modification or termination will be made uniformly among all of our agencies of the same class or as required by law or other competent authority.


F. 36072 Rev. 1/94

(q) EFFECTIVE DATE. This supplement shall become effective as of the date shown below.

Executed this _____ day of _________________, 19___.

______________________________
General Agent's Signature

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

By____________________________
    Authorized Officer

                    Minnesota Mutual
                    The Minnesota Mutual Life Insurance Company
                    400 Robert Street North
                    St. Paul, MN  55101-2098

F. 36072 Rev. 1/94